EXHIBIT 99.1

Press Release dated October 17, 2007

99.1-1

Exhibit 99.1

Valerie C. Carlson First Vice President, Corporate Communications 203.338.2351 Fax: 203.338.3461 valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

OCTOBER 17, 2007

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER

EARNINGS OF $58 MILLION OR $0.20 PER SHARE

Increase of 239 Percent Over Prior Year

BRIDGEPORT, CT. – People’s United Financial, Inc. (NASDAQ: PBCT), a $14 billion diversified financial services company, today announced net income of $57.6 million, or $0.20 per share, for the third quarter of 2007, compared to $17.0 million, or $0.06 per share, for the third quarter of 2006. The prior year quarter’s results included an after-tax loss of $15.7 million, or $0.05 per share, from the sale of securities.

For the third quarter of 2007, return on average assets was 1.70 percent and return on average stockholders’ equity was 5.1 percent, compared to 0.63 percent and 5.1 percent, respectively, for the year-ago quarter.

President and Chief Executive Officer, John A. Klein stated, “Our performance this quarter continues to reflect the benefits from our focused commercial and consumer banking strategy, including strong asset quality, particularly noteworthy in today’s environment.”

“Our average commercial banking loan portfolio increased over $300 million, or 8 percent, since the third quarter of 2006, including a $205 million, or 29 percent, increase in our equipment financing portfolio,” added Klein. “In addition, our balance sheet continues to be funded by core deposits and stockholders’ equity.”

Klein added, “Given the many challenges of today’s environment, the strength of our asset quality, capital, liquidity and earnings clearly sets us apart from most in the industry.”

Klein concluded, “At current levels, we feel strongly that our stock is undervalued and we remain committed to begin a stock buyback program as soon as possible following the closing of the Chittenden acquisition.”

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People’s United Financial, Inc. Reports 3Q Earnings

“Key drivers of the company’s performance this quarter were yet another significant increase in the net interest margin and ongoing strong asset quality,” said Philip R. Sherringham, Executive Vice President and Chief Financial Officer. “The year-over-year 39 basis point improvement in the net interest margin reflects the benefits from the investment of the net proceeds from our second-step conversion in April and the balance sheet restructuring activities completed during 2006.”

Sherringham continued, “Average earning assets increased $2.7 billion on a year-over-year basis, reflecting a $3.4 billion increase in average short-term investments as a result of the second-step conversion, while average loans decreased $148 million, or 2 percent, and average securities declined $600 million, or 90 percent. While average commercial banking loans increased 8 percent on a year-over-year basis, average residential mortgage loans actually declined 11 percent as a result of our decision in the fourth quarter of last year to sell all newly-originated residential mortgage loans in the current environment.”

Commenting on asset quality, Sherringham stated, “As we have said many times in the past, our loan portfolio has absolutely no sub-prime or Alt-A exposure. Our asset quality remains very strong. Third quarter net loan charge-offs totaled $1.5 million compared to $4.1 million in the year-ago quarter. Net loan charge-offs as a percent of average loans on an annualized basis were 0.07 percent in the third quarter of 2007, compared to 0.18 percent in the third quarter of last year.”

At September 30, 2007, non-performing assets totaled $26.2 million, a $3.3 million increase from the prior year. Non-performing assets equaled 0.29 percent of total loans, REO and repossessed assets, compared to 0.25 percent at September 30, 2006. The allowance for loan losses as a percentage of non-performing loans was 318 percent at September 30, 2007, compared to 355 percent at September 30, 2006. The allowance for loan losses as a percentage of total loans was 0.82 percent at September 30, 2007, compared to 0.81 percent a year ago.

Selected Financial Terms

In addition to evaluating People’s United Financial’s results of operations in accordance with generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as core deposits, purchased funds and the efficiency ratio. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts.

Core deposits is a measure of stable funding sources and is defined as total deposits, other than brokered certificates of deposit (acquired in the wholesale market), municipal deposits (which are seasonally variable by nature) and escrow funds from People’s United Financial’s stock offering. Purchased funds include borrowings, brokered certificates of deposit and municipal deposits.

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People’s United Financial, Inc. Reports 3Q Earnings

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of total non-interest expense (excluding goodwill impairment charges, amortization of acquisition-related intangibles, losses on real estate assets and nonrecurring expenses) to net interest income plus total non-interest income (including the fully taxable equivalent adjustment on bank-owned life insurance income, and excluding gains and losses on sales of assets, other than residential mortgage loans, and nonrecurring income). People’s United Financial generally considers an income or expense to be nonrecurring if it is not similar to an income or expense of a type incurred within the last two years and is not similar to an income or expense of a type reasonably expected to be incurred within the following two years. Management considers the efficiency ratio to be more representative of People’s United Financial’s ongoing operating efficiency, as the excluded items are generally related to external market conditions and non-routine transactions.

Conference Call

On October 18, 2007, at 3 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About People’s” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s Web site. The call will be archived on the Web site and available for approximately 90 days.

3Q Financial Highlights (3Q 2007 compared with 3Q 2006 unless otherwise indicated)

Summary

•	Net income totaled $57.6 million, or $0.20 per share.

•	Net interest income increased $38.1 million, or 40%.

•	Reflects the investment of $3.3 billion in net proceeds from the second-step conversion.

•	Net interest margin increased 39 basis points from 3Q06 and increased 5 basis points from 2Q07 to 4.28%.

•	Provision for loan losses decreased $1.6 million.

•	Net loan charge-offs in 3Q07 totaled $1.5 million compared to $4.1 million in 3Q06 (which included a $4.0 million charge-off related to one commercial banking loan).

•	The allowance for loan losses was increased by $1.0 million in 3Q07 from 2Q07 levels.

•	Non-interest income, excluding net security gains and losses, increased $1.0 million, or 2%.

•	Security gains in 3Q07 reflect the sale of the Bank’s entire holdings of MasterCard Incorporated Class B Common Stock.

•	Non-interest expense increased $8.4 million, or 10%.

•	Compensation and benefits increased $1.8 million (3Q07 included $2.0 million of amortization expense related to the employee stock ownership plan).

•	Occupancy and equipment increased $1.7 million, reflecting higher rent and utility expenses.

•	Professional and outside service fees increased $1.6 million primarily due to higher costs for information technology-related projects.

•	Other non-interest expense increased $3.3 million, including $1.0 million relating to expenses tied to the rebranding of the bank.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Average commercial banking loans grew $306 million, or 8%.

•	Average commercial non-interest-bearing deposits totaled $885 million.

•	Non-performing commercial banking assets totaled $16.6 million, a $2.8 million increase.

•	The ratio of non-performing commercial banking loans to total commercial banking loans was 0.32% at September 30, 2007, compared to 0.29% at both June 30, 2007 and September 30, 2006.

•	Net loan charge-offs totaled $1.0 million, or 0.09% annualized, of average commercial banking loans.

Consumer Financial Services

•	Average residential mortgage loans decreased $404 million, or 11%.

•	Average consumer non-interest-bearing deposits totaled $1.1 billion.

Treasury

•	Average securities declined $600 million, or 90%.

•	Average securities made up 1% of average earning assets compared to 7% in 3Q06.

•	Average short-term investments increased $3.4 billion, reflecting the investment of the net proceeds from the second-step conversion.

People’s United Financial is a diversified financial services company providing consumer and commercial banking services, in addition to insurance, trust and financial advisory services. Its principal subsidiary, People’s United Bank, is a leader in supermarket banking, with 75 of its 160 branches located in Super Stop & Shop stores. Through its subsidiaries, People’s United Financial provides brokerage and financial advisory services, asset management, equipment financing and insurance services.

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Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; and (10) the successful integration of Chittenden Corporation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Access Information About People’s United Financial on the World Wide Web at

www.peoples.com.

People's United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Operating Data:
Net interest income	$134.3	$132.0	$95.3	$96.1	$96.2
Provision for loan losses	2.5	1.8	0.8	1.4	4.1
Fee-based revenues	38.7	38.5	37.8	39.5	38.2
Net security gains (losses)	5.5	—	—	—	(23.2)
All other non-interest income	6.0	7.0	5.8	5.8	5.5
Non-interest expense (1)	95.5	155.7	88.1	85.6	87.1
Income from continuing operations	57.3	13.1	33.1	38.7	16.9
Income from discontinued operations	0.3	0.4	0.5	0.6	0.1
Net income	57.6	13.5	33.6	39.3	17.0

Selected Statistical Data:
Net interest margin (2)	4.28%	4.23%	3.94%	4.01%	3.89%
Return on average assets (2)	1.70	0.40	1.27	1.49	0.63
Return on average stockholders' equity (2)	5.1	1.4	10.0	11.6	5.1
Efficiency ratio	52.8	53.3	62.6	59.7	61.5

Per Common Share Data: (3)
Diluted earnings per share	$0.20	$0.05	$0.11	$0.13	$0.06
Dividends paid per share	0.13	0.13	0.12	0.12	0.12
Total dividend payout ratio	67.2%	286.4%	46.1%	39.3%	91.0%
Book value (end of period)	$15.59	$15.50	$4.55	$4.49	$4.53
Tangible book value (end of period)	15.23	15.14	4.20	4.14	4.17
Stock price:
High	18.62	21.38	22.81	21.62	19.60
Low	14.78	17.56	19.78	18.69	15.19
Close (end of period)	17.28	17.73	21.14	21.25	18.86
Average diluted shares outstanding (in millions) (4)	290.84	292.38	299.26	299.20	298.93

(1)	Includes a $60.0 million contribution to the People's United Community Foundation for the three months ended June 30, 2007. Without the contribution, non-interest expense would have been $95.7 million.
(2)	Annualized.
(3)	Common share data has been adjusted (except total dividend payout ratio) to reflect the exchange of shares of People's Bank common stock for 2.1 shares of People's United Financial, Inc. common stock upon completing the second-step conversion.
(4)	The decreases from March 31, 2007 reflect the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People's United Financial's employee stock ownership plan.

People's United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	Nine Months Ended
(dollars in millions, except per share data)	Sept. 30, 2007	Sept. 30, 2006
Operating Data:
Net interest income	$361.6	$286.3
Provision for loan losses	5.1	2.0
Fee-based revenues	115.0	113.5
Net security gains (losses)	5.5	(27.2)
All other non-interest income	18.8	15.8
Non-interest expense (1)	339.3	261.3
Income from continuing operations	103.5	83.0
Income from discontinued operations, net of tax	1.2	1.7
Net income	104.7	84.7

Selected Statistical Data:
Net interest margin (2)	4.16%	3.83%
Return on average assets (2)	1.12	1.04
Return on average stockholders' equity (2)	4.2	8.6
Efficiency ratio	55.7	61.9

Per Common Share Data: (3)
Diluted earnings per share	$0.36	$0.28
Dividends paid per share	0.38	0.34
Total dividend payout ratio	88.7%	52.5%
Book value (end of period)	$15.59	$4.53
Tangible book value (end of period)	15.23	4.17
Stock price:
High	22.81	19.60
Low	14.78	14.29
Close (end of period)	17.28	18.86
Average diluted shares outstanding (in millions) (4)	294.14	298.59

(1)	Includes a $60.0 million contribution to the People's United Community Foundation for the nine months ended September 30, 2007. Without the contribution, non-interest expense would have been $279.3 million.
(2)	Annualized.
(3)	Common share data has been adjusted (except total dividend payout ratio) to reflect the exchange of shares of People's Bank common stock for 2.1 shares of People's United Financial, Inc. common stock upon completing the second-step conversion.
(4)	The nine months ended September 30, 2007 reflects the purchase of 10.5 million shares of common stock during April 2007 in connection with establishing People's United Financial's employee stock ownership plan.

People's United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Financial Condition Data:
General:
Total assets	$13,551	$13,822	$11,602	$10,687	$10,612
Loans	8,936	9,046	9,310	9,372	9,185
Securities, net	66	70	73	77	202
Allowance for loan losses	74	73	74	74	74
Deposits	8,782	9,091	9,968	9,083	8,979
Core deposits	8,728	9,054	9,281	9,040	8,932
Borrowings	—	—	8	4	14
Purchased funds	54	37	52	47	61
Subordinated notes	65	65	65	65	109
Stockholders' equity (1)	4,531	4,504	1,359	1,340	1,351
Non-performing assets	26	18	19	23	23
Net loan charge-offs	1.5	3.7	0.4	1.4	4.1

Average Balances:
Loans	$8,935	$9,169	$9,305	$9,247	$9,083
Short-term investments	3,536	3,236	305	173	137
Securities	69	70	74	166	669
Earning assets	12,540	12,475	9,684	9,586	9,889
Total assets	13,516	13,399	10,601	10,553	10,778
Deposits	8,781	9,195	9,022	8,923	8,897
Funding liabilities	8,846	9,268	9,094	9,030	9,275
Stockholders' equity (1)	4,507	3,975	1,338	1,355	1,331

Ratios:
Net loan charge-offs to average loans (annualized)	0.07%	0.16%	0.01%	0.06%	0.18%
Non-performing assets to total loans, REO and repossessed assets	0.29	0.20	0.21	0.24	0.25
Allowance for loan losses to non-performing loans	318.2	404.8	389.4	327.9	354.9
Allowance for loan losses to total loans	0.82	0.80	0.80	0.79	0.81
Average stockholders' equity to average assets	33.3	29.7	12.6	12.8	12.3
Stockholders' equity to total assets	33.4	32.6	11.7	12.5	12.7
Tier 1 leverage capital (2)	25.0	24.3	11.2	12.0	11.8
Tier 1 risk-based capital (2)	34.0	33.9	14.7	14.8	14.7
Total risk-based capital (2)	35.3	35.1	16.0	16.1	16.2

(1)	The increases from March 31, 2007 primarily reflect net proceeds of $3.3 billion from the sale of 172.2 million shares of People's United Financial, Inc. common stock in connection with the second-step conversion completed on April 16, 2007.
(2)	September 30, 2007 capital ratios are preliminary.

People's United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2007	June 30, 2007	Sept. 30, 2006
Assets
Cash and due from banks	$304.2	$360.9	$355.8
Short-term investments	2,120.1	2,236.7	179.6

Total cash and cash equivalents	2,424.3	2,597.6	535.4

Securities:
Trading account securities, at fair value	22.5	26.4	29.5
Securities available for sale, at fair value	42.1	42.1	171.3
Securities held to maturity, at amortized cost	1.1	1.1	1.1

Total securities	65.7	69.6	201.9

Securities purchased under agreements to resell	1,430.0	1,418.0	—

Loans:
Residential mortgage	3,347.7	3,553.0	3,877.7
Commercial	2,518.0	2,451.3	2,197.4
Commercial real estate	1,822.7	1,784.1	1,799.3
Consumer	1,247.2	1,258.1	1,310.5

Total loans	8,935.6	9,046.5	9,184.9
Less allowance for loan losses	(73.5)	(72.5)	(74.0)

Total loans, net	8,862.1	8,974.0	9,110.9

Bank-owned life insurance	219.4	218.0	211.2
Premises and equipment, net	151.4	147.4	134.1
Goodwill and other acquisition-related intangibles	104.2	104.5	105.3
Other assets	293.4	292.6	313.3

Total assets	$13,550.5	$13,821.7	$10,612.1

Liabilities
Deposits:
Non-interest-bearing	$2,081.0	$2,302.8	$2,172.4
Savings, interest-bearing checking and money market	3,003.5	3,194.4	3,286.1
Time	3,697.3	3,593.7	3,520.1

Total deposits	8,781.8	9,090.9	8,978.6

Borrowings:
Federal funds purchased	—	—	13.6

Total borrowings	—	—	13.6

Subordinated notes	65.3	65.3	108.8
Other liabilities	172.5	161.9	159.7

Total liabilities	9,019.6	9,318.1	9,260.7

Stockholders' Equity
Common stock ($0.01 par value; 1.95 billion shares authorized; 300.9 million shares and 300.9 million shares issued and outstanding)	3.0	3.0	—
Common stock (without par value; 450.0 million shares authorized; 142.1 million shares issued and outstanding)	—	—	142.1
Additional paid-in capital	3,707.6	3,708.9	177.8
Retained earnings	1,073.7	1,055.2	1,038.6
Unallocated common stock of Employee Stock Ownership Plan	(212.0)	(214.4)	—
Accumulated other comprehensive loss	(41.4)	(49.1)	(7.1)

Total stockholders' equity	4,530.9	4,503.6	1,351.4

Total liabilities and stockholders' equity	$13,550.5	$13,821.7	$10,612.1

People's United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Interest and dividend income:
Residential mortgage	$44.6	$47.1	$49.0	$50.0	$47.7
Commercial	42.7	42.0	40.6	39.2	38.0
Commercial real estate	32.0	32.1	31.8	33.5	32.2
Consumer	22.5	22.5	22.9	23.5	23.0

Total interest on loans	141.8	143.7	144.3	146.2	140.9
Short-term investments	28.6	28.1	4.0	2.2	1.6
Securities purchased under agreements to resell	18.1	14.7	—	—	0.2
Securities	0.9	1.0	1.1	2.2	6.7

Total interest and dividend income	189.4	187.5	149.4	150.6	149.4

Interest expense:
Deposits	53.5	53.8	52.3	52.1	47.1
Borrowings	—	0.1	0.1	0.2	3.7
Subordinated notes	1.6	1.6	1.7	2.2	2.4

Total interest expense	55.1	55.5	54.1	54.5	53.2

Net interest income	134.3	132.0	95.3	96.1	96.2
Provision for loan losses	2.5	1.8	0.8	1.4	4.1

Net interest income after provision for loan losses	131.8	130.2	94.5	94.7	92.1

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	19.4	19.5	18.0	19.4	20.1
Insurance revenue	7.1	6.2	7.3	7.1	6.6
Brokerage commissions	3.2	3.6	3.4	3.0	2.9
Other fees	9.0	9.2	9.1	10.0	8.6

Total fee-based revenues	38.7	38.5	37.8	39.5	38.2
Net security gains (losses)	5.5	—	—	—	(23.2)
Bank-owned life insurance	2.3	2.7	2.4	2.8	2.2
Net gains on sales of residential mortgage loans	0.8	0.9	0.7	0.5	0.5
Other non-interest income	2.9	3.4	2.7	2.5	2.8

Total non-interest income	50.2	45.5	43.6	45.3	20.5

Non-interest expense:
Compensation and benefits	53.1	54.9	51.3	49.4	51.3
Occupancy and equipment	17.3	16.2	16.5	15.4	15.6
Contribution to the People's United Community Foundation	—	60.0	—	—	—
Professional and outside service fees	7.4	6.7	6.2	6.5	5.8
Other non-interest expense	17.7	17.9	14.1	14.3	14.4

Total non-interest expense	95.5	155.7	88.1	85.6	87.1

Income from continuing operations before income tax expense	86.5	20.0	50.0	54.4	25.5
Income tax expense	29.2	6.9	16.9	15.7	8.6

Income from continuing operations	57.3	13.1	33.1	38.7	16.9

Discontinued operations:
Income from discontinued operations, net of tax	0.3	0.4	0.5	0.6	0.1

Income from discontinued operations	0.3	0.4	0.5	0.6	0.1

Net income	$57.6	$13.5	$33.6	$39.3	$17.0

Diluted earnings per common share:
Income from continuing operations	$0.20	$0.05	$0.11	$0.13	$0.05
Income from discontinued operations	—	—	—	—	0.01
Net income	0.20	0.05	0.11	0.13	0.06

People's United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
(in millions, except per share data)	Sept. 30, 2007	Sept. 30, 2006
Interest and dividend income:
Residential mortgage	$140.7	$135.2
Commercial	125.3	107.3
Commercial real estate	95.9	92.5
Consumer	67.9	64.8

Total interest on loans	429.8	399.8
Short-term investments	60.7	3.1
Securities purchased under agreements to resell	32.8	0.8
Securities	3.0	27.8

Total interest and dividend income	526.3	431.5

Interest expense:
Deposits	159.6	128.0
Borrowings	0.2	9.8
Subordinated notes	4.9	7.4

Total interest expense	164.7	145.2

Net interest income	361.6	286.3
Provision for loan losses	5.1	2.0

Net interest income after provision for loan losses	356.5	284.3

Non-interest income:
Fee-based revenues:
Service charges on deposit accounts	56.9	58.4
Insurance revenue	20.6	20.2
Brokerage commissions	10.2	9.2
Other fees	27.3	25.7

Total fee-based revenues	115.0	113.5
Bank-owned life insurance	7.4	6.3
Net security gains (losses)	5.5	(27.2)
Net gains on sales of residential mortgage loans	2.4	1.5
Other non-interest income	9.0	8.0

Total non-interest income	139.3	102.1

Non-interest expense:
Compensation and benefits	159.3	153.5
Occupancy and equipment	50.0	46.8
Contribution to the People's United Community Foundation	60.0	—
Professional and outside service fees	20.3	17.8
Other non-interest expense	49.7	43.2

Total non-interest expense	339.3	261.3

Income from continuing operations before income tax expense	156.5	125.1
Income tax expense	53.0	42.1

Income from continuing operations	103.5	83.0

Discontinued operations:
Income from discontinued operations, net of tax	1.2	1.7

Income from discontinued operations	1.2	1.7

Net income	$104.7	$84.7

Diluted earnings per common share:
Income from continuing operations	$0.36	$0.27
Income from discontinued operations	—	0.01
Net income	0.36	0.28

People's United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2007			June 30, 2007			September 30, 2006
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$2,157.6	$28.6	5.30%	$2,121.4	$28.1	5.30%	$120.5	$1.6	5.30%
Securities purchased under agreements to resell	1,378.8	18.1	5.25	1,115.0	14.7	5.29	16.9	0.2	5.03
Securities (2)	68.8	0.9	5.55	70.1	1.0	5.59	668.5	6.7	4.00
Loans:
Residential mortgage	3,434.7	44.6	5.20	3,666.5	47.1	5.14	3,838.3	47.7	4.98
Commercial	2,471.2	42.7	6.92	2,425.1	42.0	6.93	2,157.0	38.0	7.03
Commercial real estate	1,777.2	32.0	7.20	1,806.1	32.1	7.11	1,785.1	32.2	7.22
Consumer	1,251.8	22.5	7.17	1,271.2	22.5	7.08	1,302.5	23.0	7.08

Total loans	8,934.9	141.8	6.35	9,168.9	143.7	6.27	9,082.9	140.9	6.21

Total earning assets	$12,540.1	$189.4	6.04%	$12,475.4	$187.5	6.01%	$9,888.8	$149.4	6.04%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,098.2	$—	—%	$2,171.6	$—	—%	$2,136.5	$—	—%
Savings, interest-bearing checking and money market	3,075.1	11.9	1.55	3,214.3	12.0	1.49	3,376.9	12.5	1.48
Time	3,590.3	41.5	4.62	3,627.9	41.4	4.57	3,367.7	34.3	4.07

Total core deposits	8,763.6	53.4	2.44	9,013.8	53.4	2.37	8,881.1	46.8	2.11
Non-core deposits (3)	17.3	0.1	3.07	181.3	0.4	0.82	16.4	0.3	8.28

Total deposits	8,780.9	53.5	2.44	9,195.1	53.8	2.34	8,897.5	47.1	2.12

Borrowings:
Federal funds purchased	—	—	—	7.7	0.1	5.17	147.0	2.0	5.37
Federal Home Loan Bank advances	—	—	—	—	—	—	121.5	1.7	5.39

Total borrowings	—	—	—	7.7	0.1	5.17	268.5	3.7	5.38

Subordinated notes	65.3	1.6	10.15	65.3	1.6	10.15	108.7	2.4	9.03

Total funding liabilities	$8,846.2	$55.1	2.49%	$9,268.1	$55.5	2.40%	$9,274.7	$53.2	2.29%

Excess of earning assets over funding liabilities	$3,693.9			$3,207.3			$614.1

Net interest income/spread		$134.3	3.55%		$132.0	3.61%		$96.2	3.75%

Net interest margin			4.28%			4.23%			3.89%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The average balance for the three months ended June 30, 2007 included $168.9 million in average escrow funds related to People's United Financial, Inc.'s stock offering.

People's United Financial, Inc.

AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2007			September 30, 2006
Nine months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Earning assets:
Short-term investments	$1,534.8	$60.7	5.27%	$84.1	$3.1	4.87%
Securities purchased under agreements to resell	836.3	32.8	5.24	22.2	0.8	4.97
Securities (2)	70.9	3.0	5.62	1,018.7	27.8	3.64
Loans:
Residential mortgage	3,641.7	140.7	5.15	3,708.2	135.2	4.86
Commercial	2,420.4	125.3	6.90	2,104.6	107.3	6.80
Commercial real estate	1,797.0	95.9	7.11	1,755.9	92.5	7.02
Consumer	1,275.9	67.9	7.09	1,278.5	64.8	6.76

Total loans	9,135.0	429.8	6.27	8,847.2	399.8	6.03

Total earning assets	$11,577.0	$526.3	6.06%	$9,972.2	$431.5	5.77%

Funding liabilities:
Deposits:
Non-interest-bearing	$2,131.7	$—	—%	$2,187.4	$—	—%
Savings, interest-bearing checking and money market	3,157.0	35.7	1.51	3,549.8	36.8	1.38
Time	3,612.0	123.2	4.54	3,215.3	89.2	3.70

Total core deposits	8,900.7	158.9	2.38	8,952.5	126.0	1.88
Non-core deposits (3)	97.8	0.7	0.99	49.4	2.0	5.53

Total deposits	8,998.5	159.6	2.36	9,001.9	128.0	1.90

Borrowings:
Federal funds purchased	4.4	0.2	5.19	207.2	7.4	4.76
Federal Home Loan Bank advances	0.2	—	5.02	63.2	2.4	5.13

Total borrowings	4.6	0.2	5.19	270.4	9.8	4.84

Subordinated notes	65.3	4.9	10.15	108.7	7.4	9.04

Total funding liabilities	$9,068.4	$164.7	2.42%	$9,381.0	$145.2	2.06%

Excess of earning assets over funding liabilities	$2,508.6			$591.2

Net interest income/spread		$361.6	3.64%		$286.3	3.71%

Net interest margin			4.16%			3.83%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	The average balance for the nine months ended September 30, 2007 includes $84.0 million in average escrow funds related to People's United Financial, Inc.'s stock offering (none at September 30, 2007).

People's United Financial, Inc.

NON-PERFORMING ASSETS

(dollars in millions)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Non-accrual loans:
Commercial	$7.2	$8.2	$11.3	$11.9	$3.0
Residential mortgage	7.2	4.2	5.0	6.7	7.8
Commercial real estate	3.5	0.1	0.1	0.2	6.6
PCLC	3.0	3.9	1.4	2.1	2.1
Consumer	2.2	1.5	1.3	1.7	1.3

Total non-accrual loans	23.1	17.9	19.1	22.6	20.8
Real estate owned ("REO") and repossessed assets, net	3.1	0.5	0.3	0.1	2.1

Total non-performing assets	$26.2	$18.4	$19.4	$22.7	$22.9

Non-performing loans as a percentage of total loans	0.26%	0.20%	0.21%	0.24%	0.23%
Non-performing assets as a percentage of total loans, REO and repossessed assets	0.29	0.20	0.21	0.24	0.25
Non-performing assets as a percentage of stockholders' equity and allowance for loan losses	0.57	0.40	1.35	1.61	1.61
Allowance for loan losses as a percentage of non-performing loans	318.2	404.8	389.4	327.9	354.9
Allowance for loan losses as a percentage of total loans	0.82	0.80	0.80	0.79	0.81

People's United Financial, Inc. ALLOWANCE FOR LOAN LOSSES
	Three Months Ended
(in millions)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
Balance at beginning of period	$72.5	$74.4	$74.0	$74.0	$74.0
Charge-offs	(2.0)	(4.6)	(0.8)	(2.0)	(4.7)
Recoveries	0.5	0.9	0.4	0.6	0.6

Net loan charge-offs	(1.5)	(3.7)	(0.4)	(1.4)	(4.1)
Provision for loan losses	2.5	1.8	0.8	1.4	4.1

Balance at end of period	$73.5	$72.5	$74.4	$74.0	$74.0

People's United Financial, Inc. NET LOAN CHARGE-OFFS (RECOVERIES)
	Three Months Ended
(in millions)	Sept. 30, 2007	June 30, 2007	March 31, 2007	Dec. 31, 2006	Sept. 30, 2006
PCLC	$0.6	$0.4	$0.1	$—	$—
Consumer	0.5	0.2	0.3	0.6	0.3
Commercial	0.5	3.7	—	0.8	3.9
Residential mortgage	—	(0.6)	—	—	(0.1)
Commercial real estate	(0.1)	—	—	—	—

Total	$1.5	$3.7	$0.4	$1.4	$4.1